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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 9, 1996


                       METRO ONE TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


       OREGON                        0-27024                93 0995165
- - ------------------------   ------------------------    -----------------------
(State of Incorporation)   (Commission file Number)     (IRS Employer
                                                          Identification No.)



                8405 S.W. Nimbus Avenue, Beaverton, Oregon 97008

       Registrant's telephone number, including area code: (503) 643-9500

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ITEM 5. Other Events

        Metro One Telecommunications announced on May 9, 1996, that its enhanced directory assistance contract with AirTouch Cellular, covering the greater San Diego area, has not been renewed. As previously reported, this contract expired in the first quarter of 1996 and, although renewed on a short-term basis, was not expected to be renewed on a long-term basis. The revenues related to this contract represented approximately seven percent of Metro One's total revenue for 1995.

Another independent vendor of directory assistance services, InfoNXX, was awarded a new contract on the basis of a competitive bidding process. As of May 6, that vendor began handling calls for AirTouch from remote call centers.

Although Metro One participated in the bidding process, it was unable to obtain renewal on acceptable terms. During the process, AirTouch sought price concessions and a commitment to complete exclusivity in markets covered by the new contract, which terms were inconsistent with Metro One's growth strategy and business plan. The Company believes that its unwillingness to provide such concessions was a factor in AirTouch's decision to award the new contract to another vendor.

The Company serves competing wireless carriers in several geographic markets and believes that, due to the proliferation of wireless carriers arising from the development of PCS systems, the servicing of multiple customers enhances the quality of the Company's product and increases the prospect of rapid, sustainable and profitable growth. The Company is also committed to the maintenance of contractual rates that support the provision of high quality, feature-rich enhanced directory assistance.

The implications of the AirTouch contract non-renewal on future contract renewals are unclear. In July 1994, AirTouch and U S West announced their intention to combine their cellular properties in a multi-phase transaction. AirTouch has formed a partnership, called TOMCOM, L.P., with Bell Atlantic and NYNEX to develop common service standards, pursue national marketing strategies, develop information technology, create a national distribution strategy and implement joint purchasing arrangements. Unlike the AirTouch U S West partnership, however, TOMCOM does not contemplate a merger of cellular properties. Two contracts with certain of those entities are up for renewal in 1997 with the remainder in subsequent years. The Company intends to provide its enhanced directory assistance under those contracts through their respective termination dates, upon which it will seek renewal, where such renewal is possible and is attainable under acceptable terms.

Metro One continues to provide its enhanced director assistance service for GTE Mobilnet from its San Diego call center.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        METRO ONE TELECOMMUNICATIONS, INC.
                                        ----------------------------------
                                                  (Registrant)


Date: May 10, 1996                By: /s/ Stebbins B. Chandor, Jr.
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                                       Stebbins B. Chandor, Jr.
                                       Senior Vice President and
                                       Chief Financial Officer